EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 7, 2008 in the Annual Report of Form 10-KSB of g8wave Holdings, Inc.

/s/ Sherb & Co., LLP
Boca Raton, Florida
May 12, 2008